Exhibit 10.5

AMENDED AND RESTATED COMMERCIAL COOPERATION AGREEMENT

This Amended and Restated Commercial Cooperation Agreement (“Agreement”) is made this 18 day of September, 2002 (the “Effective Date”), by and between AMERICA WEST AIRLINES, INC., a Delaware corporation (“America West”), with its principal administrative office at 111 West Rio Salado Parkway, Tempe, Arizona 85281, and HAWAIIAN AIRLINES, INC. (“Hawaiian”), with its principal administrative office at 3375 Koapaka Street, G-350, Honolulu, HI 96819.

Recitals

America West and Hawaiian are each certificated air carriers providing air transportation services with respect to both passengers and cargo in their respective areas of operation.

America West and Hawaiian desire to enter into a cooperative relationship that will include the code-sharing of flights, through check-in, special prorate arrangements for passengers, and joint sales and marketing programs.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, America West and Hawaiian hereby agree that:

1.             Schedules to be Operated.

(a)           To the extent permitted by law, Hawaiian flights operated by Hawaiian may be marketed not only under Hawaiian’s “HA” designator code but also under America West’s “HP*” designator code.  Such flight segments shall hereafter be referred to as “Code Shared Segments”.  A flight involving Code Shared Segments wherein at least one segment is operated by Hawaiian and one segment is operated by America West is hereafter referred to as a “Code Share Flight” Exhibit A attached hereto sets forth the initial city pairs where Code Shared Segments may operate during the term of this Agreement.  Neither America West nor Hawaiian (each a “Carrier” and, collectively, the “Carriers”) shall have an obligation to extend Code Shared Segments to other city pairs or to maintain operations of its aircraft on any routes.  If Hawaiian ceases operation of any Code Shared Segments, such city pairs shall cease to be Code Shared Segments under this Agreement.  America West may place its designator code on the Hawaiian flights in the Code Shared Segments designated on Exhibit A attached hereto.

(b)           America West may request, in writing, that Hawaiian place America West’s designator code on flights operated by Hawaiian in markets not listed on Exhibit A (a “Code Request”).  Hawaiian in its reasonable judgment within 30 days after receipt of the Code Request (the “Response Notice”) shall either consent to or reject the Code Request.  If Hawaiian consents, then such markets shall become Code Shared Segments, shall be added to Exhibit A by written amendment executed by both of the Carriers and shall be subject to all the terms and conditions of this Agreement effective on the effective date specified in the consent.  If Hawaiian fails to issue the Response Notice, timely, then Hawaiian shall be deemed to have rejected the Code Request.

(c)           Subject to the limitations set forth below, America West, upon written notice to Hawaiian, may require that Hawaiian remove America West’s designator code from certain Code Shared Segments operated by Hawaiian.  Subject to the limitations set forth below, Hawaiian, upon at least 90 days’ prior written notice to America West, may cause the designator code of America West to be removed from the Code Shared Segments operated by Hawaiian.  The right to remove the designator code and the right to cause the designator code to be removed pursuant to the preceding two sentences shall be subject to the following limitations, except as permitted pursuant to Paragraph 2 below: (i) prior to the first anniversary of the Effective Date, neither Carrier may remove the designator code or cause the designator code to be removed from any Code Shared Segments; and (ii) during each subsequent 180-day period during the Term, the total Code Shared Segments removed by America West and Hawaiian shall not exceed 33% of the Code Shared Segments designated on Exhibit A that remain subject to this Agreement on the first day of such 180-day period.  Upon such removal, America West shall cease to book any additional passengers on such Code Shared Segments and ticketed passengers holding reservations on the removed Code Shared Segments will be notified and reaccommodated, to the extent necessary, by America West.  Upon removal of a designator code in accordance with this paragraph 1(c), such markets shall no longer be Code Shared Segments.

2.             Schedules.  For flights operating within Code Shared Segments, Hawaiian, subject to Section 11 of the Terms and Conditions, shall operate the schedule published by it on the date hereof or the date the Code Shared Segment is added to this Agreement.  Hawaiian may change its schedule for flights operated within Code Shared Segments in its own discretion; provided that, if a proposed change in the schedule will have an adverse effect on America West’s connecting opportunities to the flights operated within Code Shared Segments, Hawaiian will provide America West with as much advance notice as practical of the schedule change.  If the adverse effect of the proposed change makes the continued operation of the Code Shared Segment(s) undesirable, in the opinion of America West, America West can delete such Code Shared Segment(s) from the operation of this Agreement effective on the effective date of the schedule change by providing written notice to Hawaiian, whereupon Hawaiian shall delete America West’s  code from the flights operated within such Code Shared Segments.  Upon such deletion, America West shall cease to book any additional passengers on such Code Shared Segments and ticketed passengers holding reservations on that Code Shared Segment will be notified and reaccommodated, to the extent necessary, by America West.

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3.             Pricing and Capacity Control of Code Shared Segments.

(a)           Pricing.

(i)            America West independently and in its own discretion will set the price and file the tariffs and fares as may be required for Code Share Flights (each, a “Code Share Itinerary” and collectively, “Code Share Itineraries”) that utilize America West’s designator codes (HP or HP*).  Unless specifically permitted by this Agreement, America West shall only establish and publish fares for carriage for Code Shared Itineraries that include a flight segment operated by America West between the city pairs set forth in Exhibit G.

(ii)           The Carriers agree that with the exception of Code Shared Segments operated by a regional carrier operating as America West Express no third party carriage shall be included in the price or acceptable routing for a Code Share Itinerary.

(iii)          If no fare is published by America West for a Code Share Flight, the fare(s) published by Hawaiian through ATPCO for Code Share Segments operated by Hawaiian within a Code Share Itinerary shall be the only fares offered by America West for such Code Share Segments and such fare shall be the fare paid to Hawaiian.

(iv)          America West shall not offer any off-tariff or unpublished fare(s), or discounts or rebates for flights operated by Hawaiian, either separately or as part of a Code Share Itinerary.

(b)           Capacity Control.  Hawaiian will determine, independently and at its sole discretion, the number of seats that will be made available by it in a particular reservation booking designator.  The Carriers will establish a mutually agreeable method of mapping fare codes consistent with Exhibit B attached hereto.  On or before the 180th day after the Effective Date and thereafter on each anniversary of the Effective Date and within 10 days after either Carrier provides written notice to the other Carrier that it is changing its reservations booking class designators(“RBDs”) and/or hierarchy, the Carriers shall review the method of mapping RBDs and, if necessary and mutually agreeable, shall amend Exhibit B in accordance with this Agreement.  The effective date of such change shall be no sooner than thirty (30) days after agreement is reached or another date mutually agreed in writing between the Carriers.

4.             Revenue Allocation.  The revenue from Code Share Itineraries will be allocated between the Carriers in accordance with Exhibit C attached hereto.  It is understood that tickets for Code Share Flights will be issued such that a separate coupon will be utilized for each flight segment.  Revenue shall be settled through the Airline Clearing House (“ACH”).

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5.             Procedures Manual.  Detailed procedures for implementing this Agreement will be set forth in the procedures manual (“Procedures Manual”), which will be prepared by the parties in connection with this Agreement.  The Procedures Manual, including any amendments or supplements to the Procedures Manual agreed in writing by the parties from time to time, shall be incorporated by reference and made a part of this Agreement.  Except as otherwise set forth in this Agreement, the terms of this Agreement shall prevail in the event of a conflict between a provision of this Agreement and any provision of the Procedures Manual.

6.             Term.  This Agreement shall be effective as of the Effective Date and, unless earlier terminated as provided elsewhere in this Agreement (including the exhibits hereto), shall continue in effect until October 31, 2005 (the “Term”).  Notwithstanding the foregoing to the contrary, Hawaiian shall not place America West’s designator code on any flights within the Code Shared Segments until all required governmental reviews of this Agreement and the routes have occurred.

7.             Sales and Marketing Programs.  To the extent permitted by law, the Carriers will work to develop and implement mutually agreeable joint sales and marketing programs, including, but not limited to Internet marketing, to help promote the code share relationship.  Details of joint program development, charges for inclusion therein and the individual components thereof will be negotiated and agreed between the Carriers.

8.             Other Agreements.

(a)           In furtherance of the relationship, the Carriers shall enter into agreements concerning the following subject matters:

Subject Matter

A.            Airport Lounge Access Agreement

B.            Frequent Flyer Participation Agreement

(b)           In furtherance of the relationship, the Carriers may, without obligation, enter into agreements concerning the following subject matters:

Subject Matter

A.                                   Ground Handling

B.                                     Internet Link/Logo License Agreement

C.                                     Code Share Agreements with Related Parties

D.                                    Pro-rate Agreement for Cargo

E.                                      Employee Travel Benefits

F.                                      TCN Code Share Agreement

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9.             Incorporation.  Incorporated by reference herein and made a part hereof are Exhibits A, B, C, D (the “Terms and Conditions”), E and F attached hereto.

10.           Governing Law; Venue; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without reference to principles of choice or conflicts of law.  The exclusive venue for any lawsuit filed in state court relating to this Agreement shall be in Maricopa County, Arizona.  The exclusive venue for any lawsuit filed in federal court relating to this Agreement shall be in the federal District Court for the District of Arizona.  With respect to any lawsuit arising out of this Agreement, the Carriers agree that exclusive jurisdiction shall be with the applicable court as set forth in this paragraph with respect to venue.

11.           Original Agreement.  Hawaiian shall immediately notify America West upon Hawaiian’s receipt of all necessary labor union approvals (“Approval Notice”) of the terms and conditions of the parties’ Commercial Cooperation Agreement dated July 19, 2002 (“Original Agreement”).  Following receipt of the Approval Notice by America West, the parties, as soon as reasonably practicable, shall execute all necessary documents to reinstate the Original Agreement and terminate this Agreement so that America West flights may be marketed under Hawaiian’s “HA*” designator code as contemplated under the Original Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the last date written below.

HAWAIIAN AIRLINES, INC.		AMERICA WEST AIRLINES, INC.

By:		By:
	John B. Happ		Dion Flannery
Title:	Senior Vice President		Vice President – Scheduling and
	Marketing and Sales		Route Planning

Date:		Date:

By:
Lyn Flanigan Anzai
Title	Vice President, General Counsel
and Corporate Security

Date:

5

Exhibit A

To

Commercial Cooperation Agreement

Between

America West and Hawaiian

Code Shared Segments

1.             Code Shared Segments operated by Hawaiian Airlines between the following city pairs:

HNL-LAS

HNL-PHX

HNL-ITO

HNL-KOA

HNL-LIH

HNL-LNY

HNL-MKK

HNL-OGG

2.             Except where otherwise allowed, all Code Share Itineraries must include flights operated by both HA and HP / HP regional carriers.

- End Exhibit A -

A-1

CONFIDENTIAL

Exhibit B

To

Commercial Cooperation Agreement

Between

America West and Hawaiian

Fare Class Mapping

1.               CODESHARE BOOKING CLASS REQUIREMENTS

(a)          The booking scheme outlined in paragraph 2, below shall be filed in IPGT1, CAB581 Rule 7 by HP to apply when the HA flights covered by this Agreement are sold using the HP* code on a through HP/HP* fare

(b)         Both carriers shall ensure that the booking scheme outlined in this paragraph 1 shall be used for translation of booking class designators in their in-house reservation systems, in global distribution systems, and for interline settlement.

2.               Codeshare Class Mapping – U.S. Domestic, Mexico and Canada Routings - HP* flights Operated by HA

The following corresponding reservations booking designators (RBDs) shall be used for HP* codeshare flights operated by HA.

[REDACT]

- End Exhibit B -

B-1

Exhibit C

To

Commercial Cooperation Agreement

Between

America West and Hawaiian

Codeshare Settlement Agreement

Section 1.  Application/Ticket Stock

1.1                               This Exhibit applies to all HA and HP published fares as defined herein between Canada/Mexico and the USA for code share service outlined in the Agreement which are issued using HP/401 and HA/173 ticket stock, including neutral ARC and IATA ticket stock validated with the HP/401 and HA/173 numeric airline accounting codes.  Except for participation by regional carriers operating as America West Express, third party carrier participation in the itinerary and Amount To Be Prorated (ATBP) is NOT allowed.

1.2                                 Tickets issued for Local Market Code Share, pursuant to the Agreement shall be settled between HA and HP according to Exhibit F of the Agreement and not under the terms of this Exhibit C.

Section 2.  Interline Settlement

America West and Hawaiian hereby agree to divide revenues and otherwise prorate fares as set forth in the Appendix and the Attachments hereto.

Section 3.  Intentionally Omitted

Section 4.  Intentionally Omitted

Section 5.  Notices

Notwithstanding the notice section of the Agreement, all notices, requests, demands and other communication required pursuant to this Exhibit shall be in writing and delivered by hand, certified mail, courier, telex, or telecopy, e-mail or given by facsimile transmission to the Carriers at the following addresses.  Email communication requires acknowledgment from the receiving party.

If to Hawaiian:

To:              Hawaiian Airlines, Inc.

Honolulu International Airport

P. O. Box 30008

3375 Koapaka Street, Suite G-350

Honolulu, Hawaii  96820

Attn.:  Sr. Director, Market Planning

Telephone:           (808) 838-6769

Facsimile:              (808) 838-6746

email:                     damon_hylton@hawaiianair.com

Matters pertaining to accounting of this Exhibit should be referred to HA at:

Telex Address HNLACHA

Attention:  Manager-Interline Accounting

With a copy to:         Hawaiian Airlines, Inc.

Attn.:  Vice President and General Counsel

P. O. Box 30008

3375 Koapaka Street Suite G-350

Honolulu, Hawaii  96820-0008

Telephone:                (808) 835-3610

Facsimile:                  (808) 835-3690

email:                          lyn_anzai@hawaiianair.com

If to America West:

To:              Jacqueline Kaye

Director – Alliances and Partnerships

4000 E Sky Harbor Blvd.

Phoenix, AZ  85034

Phone:                (480) 693-5824

Facsimile:           (480) 693-2873

email:                 jacqueline.kaye@americawest.com

Matters pertaining to accounting of this Exhibit should be referred to HP at:

Telex Address PHXINHP

Attention:  Manager-Interline Accounting

Section 6.  Intentionally Omitted

Section 7: Relationship to Agreement

In the event of any inconsistency between this Exhibit and the Agreement, the terms and conditions and provisions of the Agreement shall prevail.

Section 8. Integration by Reference of ATA Interline Traffic Agreement-Passenger

8.1                                 The Carriers acknowledge and agree (i) that they are signatories to the Air Transport Association Interline Traffic Agreement-Passenger(ATA Resolution 5.65) (as amended from time to time) , and (ii) that the terms and conditions set forth in ATA Resolution 5.65 are incorporated herein by reference.  In the event of any inconsistency between ATA Resolution 5.65 and this Exhibit, the provisions of this Exhibit shall prevail.

CONFIDENTIAL

APPENDIX

Interline Settlement General Conditions

1.1  General

The Carriers agree to divide revenues and otherwise prorate fares as set forth below, starting from the Effective Date and effective for the term of the Agreement.

i.                                   Applicable Fare/Ticket Types:  For rules governing tickets applicable to this Exhibit, see attachment A.

ii.                                Revenue Settlement:  See Attachment B.  For involuntary reroutes and FIMs, see Attachment C.

iii.                             Applicable Published Fares:  For fare verification purposes, the applicable published fare is that filed with ATPCO in effect on the date the passenger’s ticket is issued.

iv.                             [REDACT]

v.                                Fare Class Mapping:  Reservation booking class (RBD)/Class mapping requirements are as outlined in Exhibit B in the Agreement.

vi.                            Applicable Flights:  This Exhibit does not apply to any HP-marketed flight (HP* flight designated) other than carriers operating as America West Express in the flight number range(s) 5000-6999 or to any HA-marketed (HA* designated flight) not operated by HA in the flight number ranges 3200-3499 operated by American Eagle and 4000-4999 operated by Alaska Airlines.

vii                            Rule Waivers: The billing Carrier shall recognize rule waivers granted by the other Carrier or its ticketing agents only when such waiver applies to tickets issued using the “waiving carrier’s” numeric airline accounting code.  Waiver of booking class requirements is not permitted.

viii.                      Minimum Prorate Rule:  The IATA Minimum Prorate Rules as specified in chapter E.1.e of the Prorate Manual Passenger (PM-P) do not apply between the Carriers to any of the provisions specifically addressed herein.

1.2  Exclusions

This Exhibit does not include:

i.                             Frequent Flyer Tickets - Any arrangement for settlement of properly issued frequent flyer redemption tickets,  charges, or fees.

ii.                          Special Fees - Any arrangement for settlement of any fees  or charges not reflected on a ticket as part of the fare calculation, including but not limited to CRS fees, credit card fees, GSA fees, etc.

iii.                       Agency(AD) and Industry(ID) Discounts - AD and ID tickets shall be issued for travel on the operating carrier’s numeric airline accounting code under the terms and conditions set forth by the operating carrier and properly issued AD/ID tickets shall not be settled under the terms and conditions of this Exhibit.

1.3  Settlement of Accounts

Account settlement and payment of all amounts due under this Exhibit shall be accomplished through the ACH in accordance with the ACH Manual of Procedure. Tickets not meeting the criteria of this Exhibit and therefore not subject to this Exhibit shall be settled according to other agreements in effect between the Parties, or in the absence of same, the provisions of the ACH Manual shall apply.

1.4  Collection of Applicable Fares

Except for the fare reductions specifically noted herein, all other charges with respect to transportation furnished hereunder, including charges for excess baggage, shall be governed by each party’s applicable tariffs, rules and regulations.

1.5  Responsibility for Compliance with Conditions

Each Carrier agrees to see that its agents comply with the terms and conditions of this Exhibit.  Should the terms and conditions of this Exhibit be violated by a Carrier or its agents, the Carrier in violation agrees to reimburse the other Carrier(s) any losses or damages incurred by the other Carrier(s) due to violation of the terms and conditions herein by the Carrier in violation or its agents.

ATTACHMENT A – CODESHARE TICKET ACCEPTANCE

A)          ACCEPTABLE

America West and Hawaiian shall allow interline ticketing of the following fare types on Code Share Flights:

1.                                                                     Commercial published fares filed with ATPCO

B)            UNACCEPTABLE

This Exhibit does not apply to ticketing for Code Share Flights except as referenced in paragraph A above.  Unacceptable tickets may include but not be limited to the following types of documents/fares. Except when a separate agreement for settlement of such document/fare exists between the carriers, in the event such documents/fares are issued for Code Share Flights, they shall be settled pursuant to Attachment B, paragraph B.2:

1.               Student discount tickets (i.e., council travel or STA, CIEE’s and USTI’s)

2.               Unpublished fare tickets with or without a fare shown which may include but not be limited to, bulk fare/inclusive tour tickets and/or domestic consolidator tickets.

3.               Non-standard ticket stock

4.               Electronic tickets; Until such time as a bilateral interline e-ticketing agreement exists between America West and Hawaiian, America West shall not enable e-ticketing for codeshare designated flights and passengers with electronic tickets shall be referred to the issuing airline or travel agency to obtain a standard printed ticketed for presentation to America West.

5.               Zero value tickets, including Frequent Flyer documents, DB100 and AD100’s

6.               Discounted voucher tickets (i.e., Silver Liners and Fly Free Vouchers)

7.               VUSA tickets for published and unpublished fares.

8.               Industry (ID) and Agency (AD) discounted tickets.

9.               Tickets issued in RBD’s not listed/defined/mapped in Exhibit B

C)            America West and Hawaiian grant each other an endorsement waiver with respect to tickets issued for Code Share Flights pursuant to the Agreement.

D)           Employee pass and duty travel tickets shall be issued using Hawaiian’s numeric airline accounting code and shall be accepted according to the terms and conditions of the bilateral reduced rate agreement for employee travel in effect between America West and Hawaiian. The Carriers’ respective employee travel departments are free to (re)negotiate the terms and conditions of the aforementioned agreement at any time.

E)             The “Frequent Flyer Participation Agreement”, referenced in the Agreement, will determine policies and procedures dealing with the acceptance and settlement of properly issued frequent flyer documents, including frequent flyer redemption documents.  Tickets deemed ‘unacceptable’ according to paragraph B.5. above shall be settled as specified herein.

F)             This Exhibit in no way overrides or supercedes the passenger handling procedures or rules identified in SIPP rule 120.20 as they relate to irregular or unscheduled operations occurring on the intended day of departure of a Hawaiian or America West flight, refer to Attachment C.

CONFIDENTIAL

ATTACHMENT B - ACCOUNTING AND SETTLEMENT

A)                       General

1.               When the ATBP includes travel on the joint routings of flights operated by Hawaiian and America West which include Code Shared Segments, fares/documents defined in Attachment A, paragraph A issued pursuant to this Exhibit shall be settled using the terms of this Attachment B, paragraph C.

2.               UATP charges will be handled according to the standard provisions in the ACH manual.

3.               No handling fee shall apply

B)                       Value of Coupons Honored “As Is”

1.               Tickets issued pursuant to this Exhibit, as defined under Attachment A, paragraph A- Acceptable, that are lifted or exchanged by Hawaiian or America West will be billed using routine procedures for interline billing, as if the original coupon had been endorsed to the operating carrier. Pro-ration of such documents will be based on the revenue settlement formula in Attachment B, paragraph C - Revenue Settlement and in all cases the operating carrier’s highest fare for the cabin of service ticketed shall be used for pro-ration.

[REDACT]

C) - Revenue Settlement

1.              Domestic Itineraries

U.S. domestic fares issued pursuant to this Exhibit (as defined in Attachment A) and in accordance with paragraph A.1 of this Attachment B will be [REDACT].

[REDACT]

[REDACT]

2.              International Itineraries

[REDACT]

3.              Surcharges

Surcharges applicable to an individual arrival or departure city shall accrue to the Carrier providing the service.  All other surcharges will be settled using the provisions of the ACH Manual for domestic/Canadian itineraries and IATA PMP for international itineraries.

ATTACHMENT C – INVOLUNTARY RE-ROUTING AND FLIGHT INTERRUPTION MANIFESTS

1.                                       Provided no change in the passenger’s flight routing is required, whenever possible, the Carriers agree to accept the passenger’s original ticket, without reissue and settle under the same terms and conditions as if the original ticket had been used for travel.

2.                                       Flight Interruption Manifests (“FIMS”) and reissued (fare basis “INVOL”) tickets as defined in ACH Section C.3 - Procedure 1.15 for involuntary re-routing that are issued by America West or Hawaiian will be valued according to normal ACH procedures.  The interline service charge does not apply.

- End Exhibit C -

Exhibit D

To

Agreement

Between

America West and Hawaiian

General Terms and Conditions

1.             Code-Sharing Licenses and Flight Controls.

(a)           Grant of HP* License.  Subject to the terms and conditions of this Agreement, America West hereby grants to Hawaiian a nonexclusive, nontransferable, revocable license to use the HP* designator code on all of Hawaiian’s flights operated within Code Shared Segments and Local Market Code Shared Segments.  Subject to the terms and conditions of this Agreement, Hawaiian shall place the HP* designator code on all of Hawaiian’s flights operated within the Code Shared Segments and Local Market Code Shared Segments and shall, to the extent reasonable, display such designator code in all monitors in code shared stations.  (Hawaiian flights flown using the HP* code are hereinafter referred to as “HP* Flights”).

(b)           Control of HP* Flights.  Hawaiian shall have sole responsibility for and control over, and America West shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of Hawaiian’s operations including, without limitation, scheduling (except as provided in Section 2 of the Agreement and Section 11 of the Terms and Conditions), pricing (except as provided in Section 3 of the Agreement), planning of flight itineraries and routings, reservations, reservations control/yield management, flight crew, dispatch, fueling, weight and balance, flight release, aircraft maintenance and engineering, and flight operations and compliance with applicable rules and regulations.  At a minimum, all maintenance and engineering of Hawaiian aircraft used on Code Shared Segments and operation of such aircraft shall comply with all Federal Aviation Administration (“FAA”) standards, Hawaiian’s approved maintenance plan and applicable laws, ordinances, statutes, rules and regulations (“Applicable Laws”).

2.             Confidential Information.  Neither Hawaiian nor America West shall disclose to the other Carrier or be required to disclose by the other Carrier any information relating to its scheduling (except as provided in Section 2 of the Agreement and Section 11 of the Terms and Conditions), pricing (except as provided in Section 3 of the Agreement), inventory control or flight profitability.  Except to the extent necessary to obtain applicable regulatory approval and effect interline settlement using ATPCO’s CIPS product, neither Hawaiian nor America West shall disclose the terms of this Agreement, any information about the existence or nature of any dispute hereunder or any information with respect to the other Carrier obtained as a result of this Agreement, either during the Term or thereafter; provided, however, that such disclosure may be made if required by law or by any order of a court or administrative agency, and then, if possible, only upon prior written notice by the disclosing Carrier to the other Carrier.  The Carriers recognize that, in the course of the performance of each of the provisions hereof, each Carrier may be given and may have access to information of the other Carrier, including proposed schedule and fare changes, sales and promotional programs, passenger and cargo loads and other operating and competitive information, including but not limited to statistical data concerning the same (“Confidential Information”).  Neither of the Carriers will use for its own business purpose any of the Confidential Information obtained from the other Carrier, other than to carry out the obligations set forth herein.  Each Carrier shall preserve, and shall ensure, to the extent commercially reasonable, that each of its officers, agents, consultants and employees who receive Confidential Information preserve, the confidentiality of the other Carrier’s Confidential Information and shall not disclose Confidential Information to a third party without prior written consent from the other Carrier or use Confidential Information except as contemplated by this Agreement or if required by law or by any order of a court or administrative agency, and then, if possible, only upon prior written notice by the disclosing Carrier to the other Carrier.  This Section 2 shall survive the termination or expiration of this Agreement.

3.             Quality of Service.  Hawaiian shall perform its service with respect to flights operated within Code Shared Segments under this Agreement in substantially the same manner that Hawaiian performs services generally on all flights operated by Hawaiian.  Hawaiian shall provide the same standard of in-flight services to code share passengers as it provides its own passengers traveling in the same class of service.  Hawaiian agrees that, in conducting flight operations under the designator of America West, it will employ prudent safety and loss prevention policies in accordance with Applicable Laws.

4.             Operation Reviews.  America West shall have the right, at its own cost, to inspect, review and observe Hawaiian’s operations of HP* Flights and to conduct full safety and/or service audits of operations, manuals and procedures reasonably related to HP* Flights. Any safety audit may include, without limitation, maintenance and operation procedures, crew planning, reservations, passenger and baggage handling, customer service, personnel records, spare parts, inventory records, training records and manuals and flight, flight training and operational personnel records.  In the exercise of such rights, America West does not undertake any responsibility for the performance of Hawaiian’s operations and procedures.  America West will exercise such rights in coordination with Hawaiian so as not to cause any disruptions to the operations of Hawaiian.  Neither Carrier shall have access to the other Carrier’s records, documents or systems relating to pricing, inventory control or flight profitability.  Within forty-five (45) days of the Effective Date, each Carrier shall provide the other Carrier with an operation standards review document in a form and substance acceptable to the other Carrier.

5.             Public Relations.  In the event of any irregularity in the operations of Code Shared Segments under this Agreement, including, without limitation, any event that causes damage to persons or property, Hawaiian shall identify itself as being operated independently of America West, and as being solely responsible for its operations.  Hawaiian may state that it holds a code-sharing license from America West if third parties inquire as to such relationship.  Hawaiian designates its chief public relations officer to speak for and on its behalf with respect to irregular operations involving flights operated by Hawaiian.

6.             Disaster Response.

(a)           Hawaiian and America West agree to comply with the Family Assistance Act of 1996 and any amendments thereto (the “Act”).  Hawaiian and America West shall maintain and file with the NTSB and DOT required plans that are compliant with the provisions of the Act.  Copies of these plans and any amendments thereto shall be exchanged for effective planning purposes.

(b)           Hawaiian and America West shall work in good faith to create a written plan setting forth each party’s role, responsibilities, and obligations in the event of an aviation disaster and the activation of each carrier’s Family Assistance Plan (the “Disaster Response Plan”).  If the Carriers fail to create a Disaster Response Plan, then the Disaster Response Plan shall be the disaster response plan of the Carrier involved in the aviation disaster.  Should a disaster involving  Hawaiian occur, both parties shall carry out their respective duties under the Disaster Response Plan.

(c)           Hawaiian and America West shall cooperate to accomplish all training and preparation necessary for their compliance with the Act and the Disaster Response Plan.

7.             Irregularities in Operations.  Hawaiian shall promptly notify America West of all irregularities involving a HP* Flight which result in any material damage to persons or property as soon as such information is available and shall furnish to America West as much detail as practicable.

8.             Reporting Obligation.  Hawaiian, on a monthly basis, shall furnish America West a summary of complaints, notices of violation, requests to cease activity or similar correspondence which reasonably relate to HP* Flights and which are received by Hawaiian from America West or Hawaiian passengers, respectively, any government authority or any other party.  Hawaiian shall comply with America West’s reasonable requests for copies of any such documents.  The Carrier receiving such complaints, notices of violations, requests to cease activity or similar correspondence shall use commercially reasonable efforts to resolve such matters.

9.             Flight Display.

(a)           All Code Shared Segments will be included in the schedule, availability and fare displays of all computerized reservations systems in which America West and Hawaiian participate, the Official Airline Guide (to the extent agreed upon) and America West’s and Hawaiian’s internal reservation systems, under the shared code as well as the operating carrier’s code.  America West and Hawaiian will take commercially reasonable measures to ensure the display of the schedules of all Code Share Flights in accordance with the preceding sentence.  America West shall have the obligation to inform the passenger booked to travel on Hawaiian of any special conditions applicable to travel on the aircraft of Hawaiian.

(b)           America West and Hawaiian will disclose and identify the flights operated as Code Shared Segments to the public as actually being a flight of and operated by the operating carrier, in at least the following ways:

(i)           a symbol will be used in timetables and computer reservation system indicating that the flights operated as Code Shared Segments are actually operated by Hawaiian;

(ii)          to the extent reasonable, messages on airport flight information displays will identify Hawaiian on Code Shared Segments;

(iii)         America West and Hawaiian advertising concerning Code Shared Segments and America West and Hawaiian reservations will disclose the operator of each flight; and

(iv)         in any other manner prescribed by law.

(c)           All flights displayed in the computer reservation system are subject to the conditions set forth on Exhibit E attached hereto.

10.           Terms and Conditions of Carriage and Claims Procedures.

(a)           In all cases the contract of carriage between a passenger and a Carrier and between the Carriers will be that of the Carrier whose fare is used in issuing the ticket for the Code Share Flight or flight within a Local Code Shared Segment.  The operating procedures and procedures for claims handling of Hawaiian shall be applicable to the Code Shared Segments.  The Carriers will work together to identify discrepancies in their respective contracts of carriage, operating procedures and procedures for claims handling between the Carriers.

(b)           The Carriers will use existing ACH procedures when handling and settling claims made by customers in connection with Code Shared Segments.

11.           Irregularity Handling.

(a)           Except as provided in the Procedures Manual, in the event of flight delays, cancellations or other schedule irregularities that affect any flights within Code

Shared Segments or flights intended to connect to any flights within Code Shared Segments, Hawaiian will inform America West as soon as practical of all pertinent information concerning an irregularity for customer information and handling purposes.  The Carriers may develop customer response protocols and tracking systems, which are integrated across both Carriers’ systems.

(b)           The parties agree that they will cooperate to the extent reasonably possible to accommodate passengers experiencing flight irregularities (including, but not limited to, schedule changes within twenty-four 24 hours, flight cancellations, delayed flights, flight interruptions and delayed, damaged, pilfered or lost baggage).  Except as otherwise provided in the Procedures Manual, in the event of a flight irregularity or denied boarding, the Carrier causing or experiencing the irregularity or denied boarding shall be responsible for and bear all costs and expenses associated with, accommodating the passengers that have been affected by such flight irregularity or denied boarding, including, but not limited to, hotel accommodations, meals, ground transfers, communications, interline transfers and baggage recovery to the same extent it accommodates its own passengers in the same class of service (i.e. the written policies and procedures of the operating Carrier will be followed).  Except as otherwise provided in the Procedures Manual, the Carrier causing or experiencing the irregularity or denied boarding shall reimburse the other Carrier for the costs and expenses incurred on its behalf as a result of such flight irregularities or denied boardings.

12.           Airport Operational Assistance.  Each Carrier, to the extent reasonably practicable, intends to develop a seamless transfer for passengers connecting from an    America West flight to HP* Flight and from a HP* Flight to an America West flight.  In connection therewith, America West and Hawaiian will use commercially reasonable efforts to coordinate their schedules involving Code Shared Segments to minimize the waiting time and to maximize convenience of passengers who are connecting from an America West flight to an HP* Flight and from an HP* Flight to an America West flight; provided, however, except as otherwise provided herein, no Carrier shall be obligated to operate a specific flight or schedule and the Carriers retain absolute control over their schedules.  Each Carrier to the extent commercially reasonable shall provide the other with the airport operational assistance to assist with schedule compatibility for Code Share Flights, where applicable.

13.           Tariff Filing.  Subject to the terms of paragraph 3(a) of the Agreement, America West will file the tariffs and fares, as required by law, for Code Share Itineraries that include flights operated as Code Shared Segments utilizing its designator code (HP or HP*).

14.           Transportation Taxes.  Each Carrier shall be responsible for collecting and paying any taxes or fees assessed by any governmental authority or airport on the transportation of passengers or property for transportation utilizing its travel documents.

15.           Booking Fees.  Except as expressly provided in Exhibit F, attached hereto, the operating Carrier will be responsible for any booking fee relating to such segment charged by the vendor of a computer reservation system used to create a booking on that flight.

16.           Reservations and Inventory Management. Subject to the rights of America West to manage the seat inventory that it controls, including seats on the flight of Hawaiian, Hawaiian shall maintain its reservations and inventory management systems in good order so that America West will be able to offer the same functionality to its customer as is enjoyed by the customers of Hawaiian, including the ability to make advance seat assignments where applicable and access inventory that is available for sale (in the appropriate inventory class) on the reservations system of Hawaiian, but excluding, until technically practical, the ability to review seat maps.  Notwithstanding the foregoing to the contrary, reservations and bookings involving groups of 10 or more passengers must be handled through the group sales department of Hawaiian and such reservations shall be made using Hawaiian’s airline designator code.

17.           Flight Coupon Handling.

(a)           America West Authorization.  America West hereby authorizes Hawaiian to handle America West flight coupons specifying America West through flight numbers under this Agreement in the same way as if these coupons were specifying Hawaiian flights.  America West, upon written request from Hawaiian, shall confirm this authorization immediately to third parties.

(b)           Interline Settlement.  Hawaiian will be responsible for collection of the Code Share Flight coupons and coupons for flights operated within Local Code Shared Segments applicable to flights operated by Hawaiian. Invoicing and settlement for such coupons shall be governed by the Airlines Clearing House (ACH) Manual of Procedure.

(c)           Interline E-Ticketing.  The Carriers, at their own cost and expense, will use commercially reasonable efforts to implement Interline E-ticketing capability, including, without limitation, billing rules and procedures.

18.           Compliance with Laws and Regulations.  America West and Hawaiian each agree to perform their respective obligations under this Agreement in compliance with Applicable Laws and to maintain all licenses to operate its airline required under Applicable Laws.  Each Carrier shall be responsible, at its own cost, for obtaining any regulatory authorizations necessary to operate its flights or utilize its designator code on flights operated in the Code Shared Segments; provided that, the other Carrier shall render such reasonable assistance as is reasonably requested in order to obtain such regulatory authorizations.

19.           Independent Parties.

(a)           Independent Contractors.  It is expressly recognized and agreed that each Carrier, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; that each Carrier shall retain complete and exclusive control over its staff and operations and the conduct of its business; and that each Carrier shall bear and pay all expenses, costs, risks and responsibilities incurred by it in connection with its obligations under this Agreement.  Neither America West nor Hawaiian nor any officer, employee, representative, or agent of America West or Hawaiian shall in any manner, directly or indirectly, expressly or by implication, be deemed to be in, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership, or other like relationship between America West and Hawaiian, but each Carrier’s relationship as respects the other Carrier in connection with this Agreement is and shall remain that of an independent contractor.

(b)           Status of Employees.  The employees, agents and/or independent contractors of Hawaiian shall be employees, agents, and/or independent contractors of Hawaiian for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of America West.  The employees, agents and/or independent contractors of America West shall be employees, agents and/or independent contractors of America West for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of Hawaiian.  America West shall have no supervisory power or control over any employees, agents or independent contractors employed by Hawaiian, and Hawaiian shall have no supervisory power or control over any employees, agents and independent contractors employed by America West.

(c)           Liability for Employee Costs.  Each Carrier, with respect to its own employees (hired directly or through a third party), shall be responsible for the payment of worker’s compensation and/or employer’s liability (including insurance premiums where required by law), as applicable, and for the payment of all taxes, contributions or other payments for unemployment compensation, vacations, or retirement age benefits, pensions and all other benefits now or hereafter imposed upon employers with respect to its employees by any government or agency thereof or any other party (whether measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise).

20.           Indemnification and Insurance.

(a)           Indemnification.

(i)           Except as otherwise provided herein, each Carrier will indemnify, defend and hold harmless the other Carrier and its directors, officers, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, penalties, fines, causes of action, fees and expenses, including reasonable attorneys’ and consultant’s fees and court costs, directly or indirectly incurred, imposed upon or brought against the other Carrier as the result of any claims that arise out of or in connection with or as a consequence of the performance or failure of performance of the indemnifying Carrier’s obligations hereunder, including, but not limited to, operation of the aircraft by the operating Carrier.  In addition, each Carrier will indemnify, defend and hold harmless the other Carrier and its directors, officers, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, penalties, fines, causes of action, fees and expenses, including reasonable attorneys’ and consultant’s fees and court costs, directly or indirectly incurred, imposed upon or brought against the other Carrier as the result of any claims by third parties that arise out of, in connection with or as a consequence of any products or services received from or supplied by the indemnifying Carrier in connection with this Agreement while such third party is under the control or in custody of or are being transported by the indemnifying Carrier.

(ii)          The indemnified Carrier has no right under this Section 20(a) to seek indemnification for claims that arise out of such Carrier’s  gross negligence or willful misconduct.

(iii)         In the case of each indemnified Carrier:

A.            it shall promptly notify the indemnifying Carrier in writing of any claim for indemnification hereunder, take no action that will prejudice the claim and take reasonable interim steps to protect the indemnified party’s right to defend;

B.            it shall cede to the indemnifying Carrier, if the latter so requests, sole control of the defense and any related settlement negotiations of any matter covered by indemnification hereunder provided, the indemnifying party shall give due consideration to the indemnified party’s input in connection with such defense and/or settlement;

CONFIDENTIAL

C.            it shall provide to the indemnifying Carrier, at latter’s expense, all reasonable information and assistance for such defense or settlement; and

D.            the indemnifying Carrier shall not be liable for any settlement of any such claim or suit entered into by the indemnified Carrier without the former’s consent (which consent shall not be unreasonably withheld).

(b)           Insurance Coverage.

(i)           Each Carrier shall, at all times during the term of this Agreement, as applicable, maintain in full force and effect policies of insurance as follows:

A.            Comprehensive Airline Liability Insurance, including Aircraft Third Party, Passenger, including Passengers’ Baggage and Personal Effects, Cargo and Mail Legal Liability for a Combined Single Limit (CSL) of not less than [REDACT] per occurrence per Aircraft for each Carrier and War Risks and allied perils Liability (as may exist from time to time and in such amounts are as commercially available from time to time in the worldwide airline insurance marketplace for carriers similarly situated as the Carriers).  In respect of Personal Injury, the maximum limit is $25 million per offense and in the aggregate.

B.            Workmen’s Compensation or Government Social Insurance:

Insurance                                                                    Per Accident

(Company Employee)                                               Statutory

(ii)          Subject to Section 20(b)(i) of the Terms and Conditions, the operating Carrier shall, as applicable, cause the policies of insurance described in such Section 20(b)(i) with respect to flights operated as Code Shared Segments by it to be duly and properly endorsed by that Carrier’s insurance underwriters as follows:

A.            to provide that each Carrier will waive its rights of recovery against the other and require its insurance policies required by this contract to permit such a waiver;

B.            to provide that the other Carrier, its directors, officers, agents, employees and other authorized representatives shall be endorsed as additional insured parties thereunder;

C.            to provide that said insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;

D.            to include a breach of warranty provision in favor of the additional insureds;

E.             to accept and insure the operating Carrier’s hold harmless and indemnity undertaking under Section 20(a) of the  Terms and Conditions, but only to the extent of the coverage afforded by the policy or policies;

F.             to provide that said policy or policies or any part or parts thereof shall not be canceled, terminated or materially altered, changed or amended until 30 days (but seven days or such lesser period as may be available in respect of war and allied periods) after written notice thereof shall have been sent to the other Carrier;

G.            provide that the coverage afforded to the additional insureds will not be invalidated by any act or omission of any other person or party; and

H.            provide that coverage will not be cancelled or materially altered without providing additional insureds with at least 30 days’ prior written notice (except for War Risks).

(iii)         Simultaneously with the commencement of this Agreement, and from time to time thereafter upon request by either party, the other party shall furnish to the requesting party evidence reasonably satisfactory to the requesting party of the aforesaid insurance coverage and endorsements, including certificates certifying that the aforesaid insurance and endorsements are in full force and effect.  Initially, this evidence shall be a certificate of insurance required hereunder.

(c)           Survival of Rights and Obligations.  The rights and obligations of Section 20(a) of the Terms and Conditions shall survive the expiration or termination of this Agreement.

21.           Term and Termination.

(a)           Term.  The Term shall be as set forth in Section 6 of the Agreement, unless earlier terminated as provided in this Section 21.

(b)           Termination as a Result of Changes in Laws.  If, during the Term, there is any change in treaties, statutes or regulations of air transportation (and legally binding interpretations thereof) (“Prohibiting Laws”) that prevents America West or Hawaiian or both from operating the HP* Flights or carrying out the arrangements contemplated by this Agreement or attaches conditions or restrictions on the operation of HP* Flights that have a material adverse effect on a Carrier’s other services or operations not contemplated by this Agreement, then the Carriers will consult, within 30 days after any of the occurrences described herein.  The purpose of such consultations will be to assess such change or changes and to seek mutual agreement as to what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement; provided such changes to this Agreement shall not materially and adversely affect the obligations of or economic benefits to the Carriers.  Any such changes to this Agreement shall be made in accordance with the procedure set forth in Section 24 of the Terms and Conditions.  If the Carriers cannot agree on the changes to this Agreement, then this Agreement shall terminate on the earlier of the effective date of such Prohibiting Laws or 30 days after notice from either Carrier to the other.

(c)           Other Termination Rights.  In addition to the termination provisions of Paragraph (b) of this Section, this Agreement may be terminated as follows:

(i)           By either Carrier on 30 days’ prior written notice, if the other Carrier has breached any provision of this Agreement unless such other Carrier cures such breach within such 30 day period (or such larger period as is required in the exercise of due diligence provided the cure is commenced during such thirty day period and is continuously and diligently pursued to completion);

(ii)          By either Carrier immediately on notice, if the other Carrier shall be dissolved or shall fail to maintain its corporate existence in good standing, or shall have its authority to operate as a scheduled airline suspended or revoked, either in whole or with respect to the HP* Flights  or shall cease operations as a scheduled airline except as permitted in Section 26;

(iii)         By either Carrier if a petition is filed by or against the other Carrier under bankruptcy law, or any other law providing for the relief of debtors, and the affected party does not succeed in having such petition lifted or stayed within 60 days from the date of any order of bankruptcy passed thereon; it being understood that the Carrier at its option may cancel this Agreement immediately and exercise such other remedies as may be available at law and/or in equity;

(iv)         By either Carrier immediately on notice if the other Carrier fails to maintain the insurance coverage that is required to be maintained pursuant to Section 20 of the Terms and Conditions;

(v)          By either Carrier immediately on notice if the other Carrier has its participation in the ACH suspended or revoked and such suspension or revocation continues for a period of five days without reinstatement; and

(vi)         By either Carrier immediately on notice if the other Carrier voluntarily withdraws from participation in the ACH;

(vii)        By either Carrier (including the acquired or merged Carrier) upon not less than 180 days’ prior written notice if a Carrier is acquired by or merged into another certificated airline; and

(viii)       By either Carrier by providing the other Carrier with at least 180 days’ prior written notice in the event of a change of control of either Carrier or a sale of substantially all of either Carrier’s assets.  “Change of Control” means any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting securities of either party (or securities converted into or exchangeable for such voting securities) representing 50% or more of the combined voting power of all voting securities of the party (on a fully diluted basis) or otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the party or any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the party; provided, however, that a transfer of voting securities to a holding company by Hawaiian shareholders pursuant to which after the transfer the Hawaiian shareholders become the holders of the voting securities in the holding company and the control of the holding company is the same as the control of Hawaiian on the Effective Date as approved at the Hawaiian shareholders 2002 annual meeting, shall not be deemed a Change of Control.

(d)           On the expiration or termination of this Agreement, each Carrier shall undertake (i) to immediately cease the use of the other Carrier’s Service Marks (as defined below) and to sign and deliver to the other Carrier any notification of cessation; (ii) to procure that the flight designator code of the other Carrier is removed from all reservation systems, timetables, displays, schedules and other publications in relations to its respective services with immediate effect (in relation to computerized publication) and with effect from the next published edition (in relation to printed publications); (iii) through commercially reasonable efforts the Carriers shall notify all customers to which they have reasonable access who have purchased tickets, any portion of which is unused for what were shared code flights that the code designator no longer applies to that flight nor does the flight have any association with the applicable Carrier; and (iv) in the event the termination is the result of any of the matters enumerated in subparagraph 21(c)(i)-(v), the terminating Carrier may pursue all rights and remedies available at law and in equity against the other Carrier; provided, however, that in no event shall either Carrier be entitled to recover special, consequential or punitive damages from the other Carrier.

22.           Trademarks.

(a)           Hawaiian shall have a nonexclusive, nontransferable and revocable license only for the Term to use the America West Service Marks (as defined below) solely in its marketing programs for the purpose of promoting Code Share Flights.  All advertising programs using any America West Service Marks shall be subject to America West’s prior written approval, which may be granted or withheld in its sole discretion.  In general, Hawaiian’s use of the America West Service Marks shall do no more than identify the code-share relationship between America West and Hawaiian, and advertise that schedules are coordinated to provide convenient connections.  Any marketing program, advertising brochures, schedules, signs or information disseminated to the public or intended to be disseminated to the public (“Advertising Material”) shall be subject to the prior written approval of America West, which may be granted or withheld in its sole discretion, reflect that America West and Hawaiian are operated separately and shall comply with any Applicable Laws.  Hawaiian is specifically prohibited from using any of the America West Service Marks on its aircraft or other equipment, on its stationery, or elsewhere.  Hawaiian hereby acknowledges America West’s exclusive ownership of the America West Service Marks and agrees that it will not do anything that would infringe, abridge or adversely affect, impair or reduce the value or validity of the America West Service Marks.  In no event shall Hawaiian allow the use of any America West Service Marks in marketing, selling, promoting or otherwise identifying or referencing any flight that is not within a Code Shared Segment.

(b)           America West shall have a nonexclusive, nontransferable and revocable license only for the Term of this Agreement to use the Hawaiian Service Marks (as defined below) solely in its marketing programs for the purpose of promoting Code Share Flights and Local Code Shared Segments.  All advertising programs using any Hawaiian Service Marks shall be subject to Hawaiian’s prior written approval, which may be granted or withheld in its sole discretion.  In general, America West’s use of the Hawaiian Service Marks shall do no more than identify the code-share relationship between America West and Hawaiian, and advertise that schedules are coordinated to provide convenient connections.  Any Advertising Material shall be subject to the prior written approval of Hawaiian, which may be granted or withheld in its sole discretion, reflect that America West and Hawaiian are operated separately and shall comply with any Applicable Laws.  America West is specifically prohibited from using any of the Hawaiian Service Marks on its aircraft or other equipment, on its stationery, or elsewhere.  America West hereby acknowledges Hawaiian’s exclusive ownership of the Hawaiian Service Marks and agrees that it will not do anything that would infringe, abridge or adversely affect, impair or reduce the value or validity of the  Hawaiian Service Marks.  In no event shall America West allow the use of any  Hawaiian Service Marks in marketing, selling, promoting or otherwise identifying or referencing any flight that is not a Code Shared Segment.

(c)           As used herein the term “Service Marks” shall include, without limitation: (i) with respect to America West: “America West”, the “HP” and “HP*” designator codes, “Flight Fund” and  “AWA”, and (ii) with respect to Hawaiian: “Hawaiian”, the “HA” designator code, and “HawaiianMiles”.

(d)           Any artworks, drawings, creative or technical information and advice provided in connection with this Agreement shall be treated as the property of the providing Carrier.

23.           Financial Settlement.  Financial transactions resulting from this Agreement shall be settled through the ACH unless otherwise agreed, as long as both Carriers are members or associate members of the ACH.    In the event either Carrier voluntarily withdraws as a member or associate member of the ACH, settlement shall take place in accordance with the ACH Manual of Procedure, including all procedures for rejection, rebilling, and correspondence.

24.           Entire Agreement, Waivers and Amendments.  This Agreement constitutes the entire understanding of the Carriers with respect to the subject matter hereof superseding all prior discussions and agreements, written or oral.  This Agreement may not be amended, nor may any of its provisions be waived, except by writing signed by both Carriers.  No delay on the part of either Carrier in exercising any right power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver operate as a continuing waiver of any right, power or privilege.

25.           Notices.  All notices given hereunder shall be in writing delivered by hand, certified mail or telecopy to the Carriers at the following addresses:

If to America West:

4000 E. Sky Harbor Boulevard	Telephone No.: 480-693-5757
Phoenix, Arizona 85034	Telecopier No.: 480-693-5954
Executive Vice President Marketing and Sales

With copy to:

4000 E. Sky Harbor Blvd.	Telephone No.: 480-693-5838
Phoenix, Arizona 85034	Telecopier No.: 480-693-5155
Vice President and General Counsel

If to Hawaiian:

Hawaiian Airlines, Inc.	Telephone No.: 808-838-6737
3375 Koapaka Drive	Telecopier No.: 808-838-6769
Suite G-350
Honolulu, Hawaii 96819
Senior Vice President Marketing and Sales

Attention: John B. Happ

With copy to:

Hawaiian Airlines, Inc.	Telephone No.: 808-835-3610
3375 Koapaka Drive	Telecopier No.: 808-835-3690
Suite G-350
Honolulu, Hawaii 96819
Vice President and General Counsel

Attention: Lyn Flanigan Anzai

26.           Successors and Assigns.  Neither Carrier may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Carrier, and any such purported assignment or delegation shall be void, except, subject to the provisions of Section 21(vii), either party may assign or transfer this agreement to any company with which such company may merge, combine or consolidate or which may otherwise succeed to all or any substantial portion of that company’s assets.  In the event of an acquisition or merger with another party, the party acquired or merged will notify the other party within seven days after the closing of the relevant transaction.  This Agreement shall be binding on the lawful successors of each Carrier.

27.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

28.           Headings.  The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

29.           Signage.  The Carriers shall use their commercially reasonable efforts to insure that signage for each Carrier is displayed at all stations at which Code Shared Segments originate, connect or terminate.  Each Carrier shall be responsible for all costs and expenses associated with producing, providing and hanging of their signage.  Each Carrier’s displays must conform to existing partner signage guidelines.

30.           Force Majeure.  Neither Carrier shall be liable to the other Carrier with respect of any failure to fulfill its obligations under this Agreement if such failure is due to reasons beyond its control, including but not limited to governmental interference, direction or restriction, war or civil commotion, strikes, lock-outs, labor disputes, public enemy, blockade, insurrections, riots, acts of nature, epidemics or quarantine restrictions (“Force Majeure”).  If either Carrier is effected by Force Majeure, it shall promptly notify the other party, in writing, of the nature and anticipated duration of the Force Majeure.  If a Force Majeure will result in a failure of performance for more than 60 days, the other Carrier may terminate this Agreement by written notice to the Carrier affected by the Force Majeure.

31.           Incorporation by Reference. All exhibits and schedules to this Agreement are fully incorporated herein as though set forth herein in full.

32.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

33.           Attorneys’ Fees. If there is any litigation or administrative proceeding (including an appeal) between the Carriers to enforce or interpret any provisions hereof or rights arising hereunder, the unsuccessful Carrier in such litigation, arbitration or administrative proceeding (including an appeal) as determined by the court, arbitrator or hearing officer, shall pay to the successful Carrier, as determined by the court, arbitrator or hearing officer all costs and expenses, including but not limited to reasonable attorneys’ fees incurred by the successful Carrier, such fees to be determined by the court sitting without a jury, if applicable.

34.           Jury Waiver.  Carriers hereby knowingly, voluntarily, intentionally and irrevocably waive the right either of them may have to a trial by jury in respect to any litigation, whether in contract or tort, at law or in equity, based hereon, or arising out of, under or in connection with this Agreement and any other document or instrument contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.

- End Exhibit D -

CONFIDENTIAL

Exhibit E

To Agreement Between

America West and Hawaiian

CRS Availability Display Parameters

[REDACT]

E-1

Exhibit F

To

Agreement

Between

America West and Hawaiian

Local Market Code Share

A.                                   APPLICATION

1)                                      Local market code share is allowed as specified herein for city pairs mutually agreed to by the Carriers as documented in paragraph B, below.  Local market code share is defined as America West offering for sale a Hawaiian flight whereby the fare component does not include travel on any flight operated by America West (“Local Market Code Share”).   Such flights shall hereafter be referred to as “Local Market Code Shared Segments”.

2)                                      The Carriers agree that the only fares that America West shall offer for sale applicable to Local Market Code Shared Segments shall be published fares filed with ATPCO and made available in PIPPS.

3)                                      America West shall be liable for collection and remittance of all applicable taxes, passenger facility charges, security fees and other fees, taxes and charges that may be applicable.

4)                                      This Exhibit does not apply to frequent flyer award travel or to any private or un-published tariff, industry or agency discounted travel or any other discounted fare not specifically allowed herein.

5)                                      The class mapping set forth in Exhibit B, attached to the Agreement, shall apply to the Local Market Code Share.

6)                                      This Exhibit is incorporated into the Agreement.  In the event of any conflict between the Agreement and this Exhibit, this Exhibit shall control.  Except as expressly provided otherwise herein and to the extent of any conflict with this Exhibit F, all of the terms, covenants and conditions of the Agreement applicable to Code Shared Segments shall apply to Local Market Code Shared Segments to the same extent they apply to Code Shared Segments.

CONFIDENTIAL

B.                                     LOCAL MARKET CODE SHARED SEGMENTS

Hawaiian hereby authorizes America West to place its designator code on the following city pairs for the purpose of Local Market Code Share.

HA operated flights between:

PHX and HNL

PHX and OGG/LIH/KOA/ITO/LNY/MKK via HNL

LAS and HNL

LAS and OGG/LIH/KOA/ITO/LNY/MKK via HNL

C.                                     TICKET STOCK

Settlement amounts specified in Paragraph D below apply only to standard industry travel documents issued on:

1)              America West’s ‘401’ ticket stock including neutral ARC and IATA ticket stock validated with America West’s ‘401’ airline designator code; and

2)              Hawaiian’s ‘173’ ticket stock including neutral ARC and IATA ticket stock validated with Hawaiian’s ‘173’ airline designator code.

D.                                    SETTLEMENT

Settlement for Local Market Code Shared Segments shall take place through ACH in accordance with the ACH Manual of Procedure.

HP* flights operated by HA

a)                                      [REDACT]

b)                                     For any ticket issued for Local Market Code Shared Segments with no fare, bulk, zero value, or any fare or ticket type other than allowed herein, the terms and conditions of Exhibit C shall apply.

E.                                      INTERLINE SERVICE CHARGE

1)                                     [REDACT]

2)                                      Except as expressly set forth in this Exhibit F, no other fees or commissions shall apply.

F.                                      OTHER CHARGES

[REDACT]

G.                                     DISCOUNTS

No discounts apply

H.                                    TERMINATION OF LOCAL MARKET CODE SHARE

1)                                      Local Market Code Share may be canceled by either Carrier with at least 30 days’ advance written notice to the other Carrier (the “Termination Notice”) at any time after January 1, 2003.  The Termination Notice shall specify the effective date of the termination.

2)                                      Cancellation of a Local Market Code Shared Segment shall not be subject to the requirements of paragraph 1(c) and shall not in and of itself cause the Code Shared Segment to be removed from use in Code Shared Itineraries.

-                    End Exhibit F -

Exhibit G

To

Commercial Cooperation Agreement

Between

America West and Hawaiian

1.             America West may establish and publish fares for Code Share Itineraries that include a flight segment operated by America West between the following city pairs:

PHX-ABQ                             PHX-DTW                            PHX-MKE

PHX-ATL                             PHX-ELP                              PHX-MSP

PHX-AUS                              PHX-EWR                            PHX-OMA

PHX-BIL                               PHX-FLG                              PHX-ORD

PHX-BOI                              PHX-GDL                             PHX-PHL

PHX-BOS                             PHX-GJT                              PHX-PIT

PHX-BWI                             PHX-IAD                               PHX-PRC

PHX-CLE                              PHX-IAH                               PHX-RDU

PHX-CMH                            PHX-ICT                               PHX-SAT

PHX-COS                             PHX-IND                               PHX-SLC

PHX-DCA                             PHX-JFK                              PHX-STL

PHX-DEN                                                                              PHX-TPA

PHX-DFW                            PHX-MCI                              PHX-TUS

PHX-DRO                             PHX-MEX                             PHX-YUM

PHX-DSM

- End Exhibit G -

G-1